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                                                                    Exhibit 1(a)

                             CITIGROUP FUNDING INC.

                                 DEBT SECURITIES

                             UNDERWRITING AGREEMENT

                                BASIC PROVISIONS

                                                              New York, New York
                                                                  May ____, 2005

      Citigroup Funding Inc., a Delaware corporation (the "Company"), may issue and sell from time to time series of its debt securities registered under the registration statement referred to in Section 1(a) hereof. Such debt securities may have varying designations, denominations, currencies, interest rates and payment dates, maturities, redemption provisions and selling prices. The basic provisions set forth herein are intended to be incorporated by reference in a terms agreement of the type referred to in Section 3 hereof relating to the specific series of debt securities to be issued and sold by the Company and guaranteed by Citigroup Inc., a Delaware corporation (the "Guarantor") pursuant thereto (the "Securities") to the several underwriters named therein (the "Underwriters"). Unless otherwise specified in the applicable terms agreement, the Securities will be issued under (i) in the case of senior debt securities, an indenture dated as of May ____, 2005, among the Company, the Guarantor and The Bank of New York, as trustee (such trustee or such other replacement or successor trustee as may be named for such senior debt securities, the "Senior Debt Trustee") (such indenture, as it may from time to time be amended or supplemented by one or more indentures supplemental thereto, the "Senior Debt Indenture"), or (ii) in the case of subordinated debt securities, an indenture to be entered into among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (such trustee or such other replacement or successor trustee as may be named for such subordinated debt securities, the "Subordinated Debt Trustee" and, together with the Senior Debt Trustee, the "Trustee") (such indenture, as it may from time to time be amended or supplemented by one or more indentures supplemental thereto, the "Subordinated Debt Indenture" and, together with the Senior Debt Indenture, the "Indenture"). The terms agreement relating to the Securities (the "Terms Agreement"), together with the provisions incorporated therein by reference, is herein referred to as this "Agreement." Unless otherwise defined herein, terms defined in the Terms Agreement are used herein as therein defined. The firm or firms designated as the representative or representatives, as the case may be, of the Underwriters of the Securities in the Terms Agreement relating thereto will act as the representative or representatives (the "Representative"). To the extent there is only one Underwriter for the sale of the Securities, the term Representative and the term Underwriters shall mean the Underwriter.

      Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final

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Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

            1. Representations and Warranties. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

            (a) The Company and the Guarantor meet the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333- ), including a related base prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

            (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indentures did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the

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      Closing Date, the Final Prospectus (together with any supplement thereto)
      will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustees or
      (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

            Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

            2. Purchase and Sale. Sales of the Securities may be made from time to time to the Underwriters of the Securities. The obligation of the Company to issue and sell any of the Securities, the obligation of the Guarantor to guarantee any of the Securities and the obligation of any Underwriters to purchase any of the Securities shall be evidenced by the Terms Agreement with respect to the Securities specified therein. Each Terms Agreement shall specify the Indenture under which the Securities are to be issued, the Trustee, the firm or firms which will be Underwriters, the principal amount of the Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters for the Securities, the public offering price, if any, of the Securities, whether the Underwriters are authorized to solicit institutional investors to purchase Securities pursuant to Delayed Delivery Contracts, certain terms thereof and the Underwriters' compensation therefor, and any terms of the Securities not otherwise specified in the Indenture (including, but not limited to, designations, denominations, currencies, interest rates and payment dates, maturity, redemption provisions and sinking fund requirements). The Terms Agreement specifies any details of the terms of the offering that should be reflected in a post-effective amendment to the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus (each as hereafter defined). The obligations of the Underwriters under each Terms Agreement shall be several and not joint.

      If so authorized in the Terms Agreement, the Underwriters may solicit offers from investors of the types set forth in the Prospectus to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts"). Such contracts shall be substantially in the form of Exhibit A hereto but with such changes therein as the Company may approve. Securities to be purchased pursuant to Delayed Delivery Contracts are herein called "Contract Securities." When Delayed Delivery Contracts are authorized in the Terms Agreement, the Company will enter into a Delayed Delivery Contract in each case where a sale of Contract Securities arranged through the Representative has been approved by the Company but, except as the Company may otherwise agree, such Delayed Delivery Contracts must be for at least the minimum amount of Contract Securities set forth in the Terms Agreement, and the aggregate amount of Contract Securities may not exceed the amount set forth in the Terms Agreement. The Company will advise you not later than 10:00 AM, New York City time, on the

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third full business day preceding the Closing Date (or at such later time as you may otherwise agree) of the sales of the Contract Securities which have been so approved. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts.

            If the Delayed Delivery Contracts are executed, valid and fully performed, the Securities delivered pursuant to them shall be deducted from the Securities to be purchased by the Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in the Terms Agreement, except to the extent that the Representative determines that such reduction shall be otherwise than in such proportion and so advise the Company and the Guarantor in writing; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in the Terms Agreement, less the aggregate principal amount of Contract Securities.

            3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in the Terms Agreement (the "Closing Date"), which Closing Date may be postponed by agreement between the Representative and the Company. Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters directly or through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

            It is understood that the Representative, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for Securities to be purchased by such Underwriter. Any such payment by the Representative shall not relieve any such Underwriter of any of its obligations hereunder.

            The Company shall pay to the Representative on the Closing Date for the accounts of the Underwriters any fee, commission or other compensation specified in the Terms Agreement. Such payment will be made by wire transfer payable in same-day funds to an account specified by the Representative.

            4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

            5. Agreements. The Company and the Guarantor agree with the several Underwriters that:

            (a) The Company and the Guarantor will use their best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, neither the Company nor the Guarantor will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final

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      Prospectus) to the Base Prospectus or any Rule 462(b) Registration
      Statement unless either the Company or the Guarantor has furnished the Representative of the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which they reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company and the Guarantor will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company and the Guarantor will promptly advise the Representative (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information,
      (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company and the Guarantor will use their best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and the Guarantor promptly will (1) notify the Representative of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to the Representative in such quantities as the Representative may reasonably request.

            (c) As soon as practicable, the Guarantor will make generally available to the Company's security holders and to the Representative an earnings statement or statements of the Company and the Guarantor which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

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            (d) The Company and the Guarantor will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary
      Final Prospectus and the Final Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

            (e) The Company and the Guarantor will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

            (f) The Company and the Guarantor will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any securities, including any backup undertaking for such securities, of the Company, in each case that are substantially similar to the Securities or any security convertible into or exchangeable for the Securities or such substantially similar securities, or publicly announce an intention to effect any such transaction, during the period beginning the date of the Terms Agreement and ending the Closing Date.

            (g) The Company and the Guarantor will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use their best efforts to cause the Company's or the Guarantor's, as the case may be, directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

            (h) Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations

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and warranties on the part of the Company and the Guarantor contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

            (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Company and the Guarantor shall have requested and caused John R. Dye, Esq., counsel for the Company and the Guarantor, to have furnished to the Representative the opinion, dated the Closing Date and addressed to the Representative, to the effect that:

                  (i) each of the Company and the Guarantor has been duly
            incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus,

                  (ii) each of the Company and the Guarantor is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases substantial properties or which requires such qualification;

                  (iii) the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, has been duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding instrument enforceable against the Company and the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iv) the Securities have been duly authorized and, when
            executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Terms Agreement (and, in the case of

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            any Contract Securities, pursuant to the Delayed Delivery Contracts with respect thereto), will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, including the Guarantee set forth in the Indenture, and such Guarantee constitutes the valid and binding obligation of the Guarantor enforceable in accordance with its terms;

                  (v) the Guarantee has been duly authorized and, when the
            Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Terms Agreement (and, in the case of any Contract Securities, pursuant to the Delayed Delivery Contracts with respect thereto), will constitute a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms and entitled to the benefits of the Indenture;

                  (vi) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or their respective property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

                  (vii) the Indenture conforms in all material respects to the description thereof in the Prospectus;

                  (viii) the Terms Agreement (including the provisions of this
            Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and the Guarantor;

                  (ix) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by the Company and the Guarantor of the transactions contemplated herein, in any Delayed Delivery Contract or in the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated by the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts, and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;

                  (x) neither the execution, delivery and performance of the
            Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts, nor the issue and sale of the Securities in compliance with the terms and provisions thereof will conflict with, constitute a default under, or result in a breach or violation of, or imposition of any lien, charge or

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            encumbrance upon any property or assets of the Company or the
            Guarantor pursuant to, (i) the charter or by-laws of the Company, the Guarantor or any material subsidiary of the Company or the Guarantor, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, the Guarantor or any material subsidiary of the Company or the Guarantor is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Guarantor or any material subsidiary of the Company or the Guarantor of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Guarantor or any of their properties, except that no opinion shall be expressed with respect to (x) the rights to indemnity and contribution contained in the Terms Agreement (including the provisions of this Agreement) which may be limited by federal or state securities laws or the public policy underlying such laws or
            (y) any state securities or blue sky laws; and

                  (xi) the Registration Statement has become effective under the
            Act; any required filing of the Base Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules and regulations thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

                  (xii) the Company is not and, after giving effect to the
            offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                  (xiii) no holders of securities of the Company have rights to the registration of such securities under the Registration
            Statement.

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      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Guarantor and public officials. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

            (c) The Representative shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (d) The Company and the Guarantor shall have furnished to the Representative a certificate of the Company and the Guarantor, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company and the Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company and the
            Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Guarantor have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company and the Guarantor, threatened; and

                  (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Guarantor, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (e) The Guarantor shall have requested and caused KPMG LLP to have furnished to the Representative, at the Closing Date, a customary "comfort letter" (which may refer to letters previously delivered to the Representative), dated as of the Closing Date, that is satisfactory in content and form to the Representative.

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            (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or
      (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company or the Guarantor, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

            (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (h) Prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement with respect to an offering of Securities, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled with respect to such offering at, or at any time prior to, the Closing Date by the Representative. Notice of such cancelation shall be given to the Company and the Guarantor in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006, on the Closing Date.

            7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            8. Indemnification and Contribution.

            (a) The Company and the Guarantor agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Guarantor may otherwise have.

            (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company or the Guarantor by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Guarantor acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

            (c) Promptly after receipt by an indemnified party under this
      Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
      Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall
      (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantor and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Guarantor, as applicable, within the meaning of either the Act or the Exchange Act, each officer of the Company or the Guarantor, as applicable, who shall have signed the Registration Statement and each director of the Company or the Guarantor, as applicable, shall have the same rights to contribution as the Company or the Guarantor, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in the Terms Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in the Terms Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Guarantor. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business

Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Guarantor's Common Stock shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantor or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Company or the Guarantor, will be mailed, delivered or telefaxed to [Citi's fax number] and confirmed to it at 399 Park Avenue, New York, New York 10043, attention of the Legal Department.

            13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

            14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

            16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

            "Base Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Commission" shall mean the Securities and Exchange Commission.

            "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

            "Guarantee" shall have the meaning set forth in the Registration Statement under "Description of Debt Securities - Citigroup Guarantees."

            "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

            "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any

      Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

            "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

            "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

            "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

                                                                       EXHIBIT A

                             CITIGROUP FUNDING INC.

                      [INSERT SPECIFIC TITLE OF SECURITIES]

                            DELAYED DELIVERY CONTRACT

                                       [Insert date of initial public offering]*

CITIGROUP FUNDING INC.
c/o

Ladies and Gentlemen:

            The undersigned hereby agrees to purchase from Citigroup Funding Inc. (hereinafter called the "Company"), and the Company agrees to sell to the undersigned, as of the date hereof,

                 [If one delayed closing, insert the following:

for delivery on         , 20__ (the "Delivery Date"), $            aggregate
principal amount of]

            [If two or more delayed closings, insert the following:

for delivery on the dates and in the aggregate principal amount set forth below (each of which dates is hereinafter referred to as a "Delivery Date"),]

the Company's [insert title of Securities] (the "Securities"), offered by the Company's Prospectus relating thereto, receipt of a copy of which is hereby acknowledged, at a purchase price of ___% of the aggregate principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this contract.

             [If two or more delayed closings, insert the following:

                  Delivery Date         Aggregate Principal
                                              Amount
                  _____________         ___________________

                  _____________         ___________________]

            Delivery of and payment for the Securities shall be made on [the] [each] Delivery Date. Delivery of the Securities shall be made to the undersigned against payment of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the undersigned shall otherwise instruct.

----------------
* To be completed when the Terms Agreement is executed by the parties thereto.

                                     Ex. A-1

            The obligation of the undersigned to take delivery of, and make payment for, Securities on [the] [each] Delivery Date shall be subject to the conditions that (i) investment in the Securities shall not at such Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject, which investment the undersigned represents is not prohibited on the date hereof, and (ii) the Company shall have delivered to the Underwriters the aggregate principal amount of the Securities to be purchased by them pursuant to the Underwriting Agreement referred to in the Prospectus.

            Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company and the Guarantor delivered to the Underwriters in connection therewith.

            This contract shall inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

            It is understood that the acceptance of this contract and any other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is mailed or delivered.

            THIS CONTRACT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                [NAME OF PURCHASER]

                                                By: ____________________________
                                                    Name:
                                                    Title:
                                                    Address:

Accepted as of the above date.

CITIGROUP FUNDING INC.

By: _____________________________
    Name:
    Title:

                                     Ex. A-2